                                     [LOGO]

                                 ITT HARTFORD

This notice is to advise you that should any complaints arise regarding this annuity contract, you may contact the following:


                     ITT Hartford Life Insurance Companies
                     P.O. Box 2999
                     Hartford, CT 06104-2999
                     Telephone: (800) 862-6668

If the problem is not resolved, you may write to the Illinois Insurance Department at the following address:


                     Illinois Department of Insurance
                     Consumer Division
                     320 West Washington Street
                     Springfield, Illinois 62767


HL-A13885-1

                                IMPORTANT

                 -------------------------------------------
                        PLEASE SIGN AND RETURN THE
                     ENCLOSED ANNUITY CONFIRMATION FORM
                 -------------------------------------------

                 Please take a few minutes to look over your enclosed annuity contract and confirm that it accurately reflects your decisions.

                 It is important that we have certain key information to properly establish this contract and that your signature be added to your contract record. Therefore, we ask that you complete, sign and return the enclosed
                 ANNUITY CONFIRMATION FORM in the
                 postage-paid envelope.

                 If you have any questions about the form or any of the information requested, you may call your local registered representative or contact ITT Hartford Customer Service staff toll-free at 1-800-862-6668 week days between 8:00 AM and 7:00 PM (Eastern Time).

                 PLEASE NOTE: If this form is not signed and returned, a signature guarantee will be required prior to processing any provision in your contract, including withdrawals.

                                  Thank you

                        HARTFORD ANNUITY CONFIRMATION FORM

DEAR ANNUITY CONTRACT OWNER(S) OR PARTICIPANT(S):

     1. PLEASE FILL-IN YOUR DESIGNATED BENEFICIARY(IES) BELOW,
     2. CORRECT YOUR SOCIAL SECURITY NUMBER BELOW, IF NEEDED,
     3. SIGN AND DATE THE BOTTOM OF THIS FORM,
     4. ENCLOSE THIS COMPLETED FORM IN THE POSTAGE-PAID ENVELOPE AND DROP IT IN THE U.S. MAIL AT YOUR EARLIEST CONVENIENCE.

RE:  ANNUITY CONTRACT/CERTIFICATE NUMBER:      12000 / 196530
                                          ------------------------

     ANNUITANT:        DR MARIAMMA ABRAHAM
                 -------------------------------------------------

     OWNER SOCIAL SECURITY (TAX ID) NUMBER: (X   ###-##-####
                                              --------------------

          SS # CORRECTION              -         -
                           --- --- ---   --- ---   --- --- --- ---

BENEFICIARY: PLEASE NOTE THE DESIGNATED BENEFICIARY(IES) FOR THIS
ANNUITY BELOW IF OTHER THAN THE ESTATE OF THE OWNER/PARTICIPANT:

                      NAME(S)                 RELATIONSHIP    PERCENTAGE

  PRIMARY     DR JOSHY ABRAHAM                SPOUSE
              ---------------------------    ------------    ----------

  CONTINGENT  BAI JUABRAHAM                   CHILD
              ---------------------------    -----------     ----------


PLEASE USE REVERSE SIDE OR THE ENCLOSED CHANGE REQUEST FORM TO
PROVIDE ADDITIONAL BENEFICIARIES OR ANY OTHER ADDITIONS/CORRECTIONS YOU WISH TO MAKE TO THIS ANNUITY NOW.

I CERTIFY THAT MY SOCIAL SECURITY/TAX I.D. NUMBER IS CORRECT AS
NOTED ABOVE AND AFFIRM THAT THIS ANNUITY IS NOT A REPLACEMENT OF
ONE OR MORE ANNUITY OR LIFE INSURANCE CONTRACTS.


- -----------------------------------
CONTINGENT ANNUITANT, IF ANY


X
 ------------------------------------------------------------------------------
OWNER/PARTICIPANT SIGNATURE -- DR MARIAMMA ABRAHAM
                               ------------------------------------------------

X
 ------------------------------------------------------------------------------
JOINT OWNER/PARTICIPANT, IF ANY, --
                                      -----------------------------------------


DATE:
      -------------------------------

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN COMPLETING
THIS FORM, PLEASE CONTACT YOUR LOCAL REGISTERED REPRESENTATIVE, OR CALL THE HARTFORD'S TOLL FREE CUSTOMER SERVICE LINE: 1-800-862-6668.

THANK YOU FOR SELECTING A HARTFORD ANNUITY, COMPLETING THIS FORM,
AND MAILING IT BACK TO US IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Please forward to
Hartford Life Insurance Companies       ANNUITY CHANGE REQUEST
Attn: Individual Annuity Operations
P.O. Box 2999
Hartford, CT 06104-2999

                                                                          [LOGO]

                                                                   ITT HARTFORD
- -------------------------------------------------------------------------------
        Annuitant Name                                        Account No.
- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------

NAME CHANGE/REVISION

/ / Annuitant  / / Contract Owner(s)/   / / Contingent Beneficiary
                   Participant(s)           (Include Relationship)

/ / Agent      / / Contingent Annuitant / / Beneficiary
                                            (Include Relationship)


*NOTE: The designated annuitant and contingent annuitant cannot be changed.
       The space provided is for name corrections only.

From:
      -------------------------------------------------------------------------
To:
      -------------------------------------------------------------------------

ADDRESS CHANGE
/ / Annuitant    / / Contract Owner(s)/   / / Agent    / / Broker-Dealer Firm
                     Participant(s)


From:
      -------------------------------------------------------------------------
To:
      -------------------------------------------------------------------------

SOCIAL SECURITY CHANGE/TAX I.D. NUMBER CHANGE

/ / Annuitant       / / Contract Owner/      / / Joint Owner/Participant
                        Participant

/ / Beneficiary     / / Contingent Beneficiary

From:
      -------------------------------------------------------------------------
To:
      -------------------------------------------------------------------------

DATE OF BIRTH CHANGE

/ / Annuitant   / / Contract Owner/Participant   / / Joint Owner/Participant

From:
      -------------------------------------------------------------------------
To:
      -------------------------------------------------------------------------





- --------------------------  ------------------------------------  -------------
(Signature of Contract        (Signature of Joint Owner/              (Date)
   Owner/Participant)            Participant, if applicable)

Form HL-12524 Printed in U.S.A.

               INDIVIDUAL SINGLE PREMIUM DEFERRED ANNUITY CONTRACT

                          HARTFORD LIFE INSURANCE COMPANY
                                   P.O. BOX 2999
                         HARTFORD, CONNECTICUT 06104-2999

         (A stock life insurance company, herein after called the Company)

The Company agrees with the Contract Owner to provide the benefits as described in this contract.

Signed for the Company




/s/ Bruce D. Gardner                              /s/ Lowndes A. Smith

Bruce D. Gardner, Secretary                       Lowndes A. Smith, President


READ THIS CONTRACT CAREFULLY
This is a legal contract between the Contract Owner and the Company.

MARKET VALUE ADJUSTMENT FORMULA
This contract contains a Market Value Adjustment formula. The formula may result in both upward and downward adjustments in the Gross Surrender Value. Details of the Market-Value Adjustment are described on page 9.

The Market-Value Adjustment formula will not be applied when the Contract Owner requests, In Writing:

a) a full or partial surrender at the end of any Guarantee Period if the Company receives the request during the 30 day period preceding the end of such Guarantee Period; or

b) any interest credited during the twelve month period prior to the written request.



NONPARTICIPATING

RIGHT TO EXAMINE CONTRACT

The Company wants the Contract Owner to be satisfied with this contract. The Company urges the Contract Owner to examine it closely. If for any reason the Contract Owner is not satisfied with this contract, the Contract Owner may surrender the contract by returning the contract within ten days after it was purchased. A written request to surrender the contract must accompany the contract. In such event the Company will pay the Contract Owner an amount equal to the sum of a) Account Value on the date of surrender multiplied by the Market Value Adjustment formula and b) any charges deducted from the purchase payment.


Form HL-12511 Printed in U.S.A.

                                TABLE OF CONTENTS

                                                              Page
     Contract Specifications                                    3
     Definitions                                                4
     Purchase Payment                                           5
     Contract Control Provisions                                5
     General Provisions                                         8
     Crediting of Interest and Guarantee Periods                8
     Termination Provisions                                     8
     Settlement Provisions                                     10
     Annuity Tables                                            12


Form HL-12511 Printed in U.S.A

DEFINITIONS  The definitions in this section apply to the following words and phrases whenever and wherever they appear in this contract.

             ACCOUNT VALUE -- The sum of the Purchase Payment and all interest earned to that date; less the sum of the Gross Surrender Value of any surrenders made to that date; and less the sum of the Annual Contract Maintenance fees deducted to that date.

             ANNUAL CONTRACT MAINTENANCE FEE -- An amount which is deducted from the Account Value at the end of the Contract Year or on the date of full surrender, if earlier. The amount is shown on Page 3.

             ANNUITANT -- The person on whose life this contract is issued.

             ANNUITY COMMENCEMENT DATE -- The date shown on page 3.

             BENEFICIARY -- The person entitled to receive benefits as per the terms of the contract in case of the death of the Annuitant or the Contract Owner or joint Contract Owner as applicable.

             COMPANY -- The Hartford Life Insurance Company.

             CONTINGENT ANNUITANT -- The person designated by the Contract Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

             CONTRACT DATE -- The date shown on Page 3. Contract Years are measured from the Contract Date.

             CONTRACT OWNER -- The owner(s) of the contract.

             CURRENT RATE -- The applicable interest rate contained in a schedule of rates established by the Company from time to time for various durations.

             DUE PROOF OF DEATH -- A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

             GROSS SURRENDER VALUE -- The portion of the Account Value specified by the Contract Owner for a full or partial surrender.

             GUARANTEE PERIOD --The period for which either an initial or Subsequent Guarantee Rate is credited.

             HOME OFFICE OF THE COMPANY -- Currently located at 200 Hopemeadow St., Simsbury, CT. All correspondence concerning this contract should be sent to our mailing address at P.O. Box 2999, Att:
             Individual Annuity Operations, Hartford CT 06104-2999.

             INITIAL GUARANTEE RATE -- The rate of interest credited to a Purchase Payment as described in the Crediting of Interest and Guarantee Periods section. This rate of interest is specified on page 3.

             IN WRITING -- A written form satisfactory to the Company and received at their Home Office as defined.

DEFINITIONS NET SURRENDER VALUE -- The amount payable to the Contract Owner on (CONTINUED) full surrender or partial surrender under this contract after the application of any contract charges and/or Market Value Adjustment. It is described in the General Surrenders section of the Termination Provisions.

             PREMIUM TAX -- The amount of tax, if any, charged by the state or municipality on purchase payments, from Gross Surrender Value upon Surrender, or from the amount applied to effect an annuity.

             SUBSEQUENT GUARANTEE RATE -- The rate of interest established by the Company for the applicable Subsequent Guarantee Period, but in no event less than 3%.

             SURRENDER DATE -- The date the Company receives the Contract Owner's written request for a surrender or the date requested for surrender by the Contract Owner, if later.

PURCHASE
PAYMENT PURCHASE PAYMENT -- The Purchase Payment is shown on Page 3. Purchase Payments are payable at the designated office(s) of the Company. The Company reserves the right to limit the amount of the Purchase Payment which will be accepted.

CONTRACT     ALLOCATION OF PURCHASE PAYMENT
CONTROL
PROVISIONS   The Purchase Payment (less applicable Premium Taxes, if any)
             will be allocated to an account established by the Company for the Contract Owners of those contracts. A Contract Owner's
             Account Value will be determined in accordance with the terms of this contract.

             ANNUITANT, CONTINGENT ANNUITANT, AND PARTICIPANT


             The Annuitant may not be changed

             The designations of Contract Owner and Contingent Annuitant will remain in effect until changed by the Contract Owner. Changes in the designation of the Contract Owner may be made during the lifetime of the Annuitant by written notice to the Company. Changes in the designation of the Contingent Annuitant may be made at any time prior to the Annuity Commencement Date by written notice to the Company. Notwithstanding the foregoing, if no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is the Beneficiary, it will be assumed that the Contract Owner/Annuitant's spouse is the Contingent Annuitant.

             The Contract Owner has the sole power to exercise all rights, options and privileges granted by this contract or permitted by The Company and to agree with the Company to any change in or amendment to the contract. The rights of the Contract Owner shall be subject to the rights of any assignee of record with the Company and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options and privileges, except with respect to Termination Provisions.


Form HL-12514 Printed in U.S.A

             BENEFICIARY

GENERAL      The Designated Beneficiary will remain in effect until changed by
CONTROL      the Contract Owner. Changes in the designated Beneficiary may be
PROVISIONS   made during the lifetime of the Annuitant by written notice to the
 (CONTINUED) Company. If the designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of such notice and written consent, if required, at the Home
             Office of the Company, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt of such notice.
             The change will be subject to any payments made or other action taken by the Company before the receipt of the notice.

             In the event of the death of the Annuitant when there is no surviving Contingent Annuitant the Beneficiary will be as follows. If the Annuitant is a joint Contract Owner and the death of the Annuitant occurs prior to the Annuity Commencement Date, the Beneficiary shall be the surviving Contract Owner, notwithstanding that the Designated Beneficiary may be different. Otherwise, the Beneficiary will be the Designated Beneficiary then in effect. If there is no Designated Beneficiary in effect or if the Designated Beneficiary is no longer living, the Contract Owner will be the Beneficiary. If the Annuitant is the sole Contract Owner and there is no Designated Beneficiary in effect, the Annuitant's estate will be the Beneficiary.

             In the event of the death of the Contract Owner prior to the Annuity Commencement Date, the Beneficiary will be as follows. Upon the death of the joint Contract Owner, the Beneficiary will be the surviving joint Contract Owner, notwithstanding that the Designated Beneficiary may be different. If the Contract Owner was the sole Contract Owner, the Beneficiary shall be the Designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the Designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate will be the beneficiary. At the first death of a joint Contract
             Owner prior to the Annuity Commencement Date, the Beneficiary shall be the surviving Contract Owner notwithstanding that the Designated Beneficiary may be different.

GENERAL
PROVISIONS
             THE CONTRACT

             The contract, endorsements and application, if any, constitute the entire contract.

             MINIMUM VALUE STATEMENT

             Any values available under the Termination or Surrender Provisions of this contract equal or exceed those required by the state in which the contract is delivered.

             MODIFICATION

GENERAL      The only way the contract may be modified is by a written agreement
PROVISIONS   with the Contract Owner signed by our President, or one of our Vice
 (CONTINUED) Presidents, Secretaries, or Assistant Secretaries. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any Federal or State statute. No modification of the contract will affect the method by which the Contract Owners' Account Value will be determined.

             MISSTATEMENT OF AGE AND SEX

             If the age and/or sex of the Annuitant is incorrectly stated, death benefits or annuity payments will be adjusted to the payment which would have been provided at the correct age and sex adjusted for any overpayments or underpayments which had been made. The adjusted annuity payment or death benefit will include interest of 3-1/2% in the event of an underpayment or will deduct interest of 3-1/2% in the event of an overpayment.

             INCONTESTIBILITY

             We cannot contest this contract from the date of issue.

             CHANGE OF ANNUITY COMMENCEMENT DATE

             The Contact Owner may change the Annuity Commencement Date provided the Company is notified In Writing 30 days before the proposed Annuity Commencement Date; and the proposed date selected is on or before the Annuitant's attained age 90.

             NON-PARTICIPATING

             This contract is nonparticipating. It does not earn dividends.

             ANNUAL REPORT

             The Contract Owner will receive a report once each Contract Year showing the Account Value of this contract and any other information required by the Department of Insurance.

             TRANSFER BETWEEN GUARANTEE PERIODS

             Once each Contract Year, the Contract Owner may elect, In Writing to transfer out of the current Guarantee Period and into a Guarantee Period of different duration. At that time, a new Guarantee Period will be established for the duration chosen by the Contract Owner, and the Account Value at the beginning of the new Guarantee Period will equal the Account Value for the current Guarantee Period multiplied by the Market Value Adjustment for the current Guarantee Period. The Company reserves the right to charge for any such transfer by reducing the Account Value at the beginning of the new Guarantee Period by an amount not to exceed $50.00.


Form HL-12569 Printed in U.S.A

GENERAL
PROVISIONS   Surrender charges will continue to be based on the appropriate
(CONTINUED)  Contract Year as determined from the original Contract Date.

CREDITING OF
INTEREST
AND GUARANTEE
PERIODS The Purchase Payment (less the Gross Surrender Value of all surrenders made and less applicable Premium Taxes, if any) will earn interest at the Initial Guarantee Rate, compounded annually, during the Initial Guarantee Period.

             At the end of any Guarantee Period, a subsequent Guarantee Period of the same duration will commence, unless the Contract Owner has:

                a) requested, In Writing, a surrender within 30 days prior to the end of the current Guarantee Period; or

                b) elected, In Writing, a Guarantee Period of a different
                   duration from among those offered by the Company at any time within 30 days prior to the end of the current Guarantee Period; or

                c) selected a subsequent Guarantee Period that extends beyond the Annuity Commencement Date then in effect. In this case, the Company will automatically establish a subsequent Guarantee Period that will end nearest to the Annuity Commencement Date then in effect, unless the Contract Owner elects, In Writing, for a subsequent Guarantee Period of shorter duration.

             The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. The Account Value will earn interest at the Subsequent Guarantee Rate, compounded annually, in the subsequent Guarantee Period. This rate will be at least equal to the Initial Guarantee Rates being credited to Purchase Payments for new contracts at the time the Subsequent Guarantee Rate is determined.

             The initial Guarantee Rate and the Subsequent Guarantee Rate will never be less than 3%. Surrenders made during a Guarantee Period will be subject to a Market Value Adjustment.

TERMINATION
PROVISIONS   GENERAL SURRENDERS

             Full surrenders may be made under this contract at any time. Partial surrenders may only be made if:

                a) The Gross Surrender Value is at least $1,000; and

                b) the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.

TERMINATION
PROVISIONS In the case of all surrenders, the Account Value will be reduced (CONTINUED) by the Gross Surrender Value on the Surrender Date and the Net
             Surrender Value will be payable to the Contract Owner. Except as provided for in the Special Surrender Section, the Net Surrender
             Value is calculated by the Company on a daily basis as follows:

                 (A - B) X C, where:

              A = the Gross Surrender Value reduced by any applicable Annual
                Contract Maintenance Fee;

              B = The surrender charge, shown on Page 3, plus any unpaid
                Premium Taxes;

              C = the Market Value Adjustment described below.

             MARKET VALUE ADJUSTMENT

             The formula which will be used to determine the Market Value Adjustment is calculated by the Company on a daily basis as follows:


                   _       _  N/12
                  |  1 + I  |
                  |  -----  |
                  |_ 1 + J _|


              I = Guarantee Rate in effect for the Current Guarantee Period
                  (expressed as a decimal, e.g., - 1% = .01).

              J = The Current Rate (expressed as a decimal, e.g. - 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the next highest number of years). If not available, the Company will utilize a rate equal to the most recent Moody's Corporate Bond Yield Average - Monthly Average Corporates (for the applicable duration) as published by Moody's Investors Service, Inc. In the event the Moody's Corporate Bond Yield Average - Monthly Average Corporates is no longer available, a suitable replacement index, subject to the approval of the Insurance Department, would be utilized.

              N = The number of complete months from the Surrender Date to the end of the current Guarantee Period.

             SPECIAL SURRENDERS

             A full or partial surrender made at the end of a Guarantee Period may be subject to a surrender charge as set forth on page 3. A Market Value Adjustment will not be applied. A request for a surrender at the end of a Guarantee Period must be received In Writing during the 30 day period preceding the end of such Guarantee Period.

             In addition, if the Contract Owner notifies the Company, In Writing, the Company will send the Contract Owner any interest credited during the twelve month period prior to the written request. No Surrender Charge or Market Value Adjustment will be imposed on such interest payments.

             TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

             This contract may not be surrendered after the commencement of annuity payments.


Form HL-12517 Printed in U.S.A

             PAYMENT UPON SURRENDER -- DEFERRAL OF PAYMENT
TERMINATION
PROVISIONS   The Company may defer payment of a partial or full surrender
(CONTINUED)  request for up to six months from the date of the request. If payment is deferred for more than 10 days from the date the request is received, the Company will pay interest of 4-1/2% or the interest rate currently being paid on proceeds left under the interest settlement option, whichever is higher, on the amount deferred.

             DEATH BENEFIT

             If the Annuitant dies prior to the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Contract Owner dies before the Annuity Commencement Date, the death benefit will be payable to the Beneficiary as determined under the Control Provisions. The death benefit equals the Account Value as of the date the Company receives written notification of Due Proof of Death.

             The death benefit will be due and payable within a reasonable period of time (not to exceed 6 months) after the date of the Company's receipt of Due Proof of Death. The death benefit may be taken in one sum or under any of the settlement options then being offered by the Company provided, however, that, in the event of a Contract Owner's Death, any settlement option must provide that any amount payable as a death benefit will commence upon notification of Due Proof of Death and be completed within five years of the date of death or, if the benefit is payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. Notwithstanding the foregoing, in the event of the Contract Owner's death where the sole Beneficiary is the spouse of the Contract Owner and the Annuitant or Contingent Annuitant is living, such spouse may elect, in lieu of receiving the death benefit, to be treated as the Contract Owner.

SETTLEMENT
PROVISIONS   ANNUITY BENEFIT

             On the Annuity Commencement Date, unless directed otherwise, the Company will apply the Contract Owner's Account Value multiplied by the Market Value Adjustment, if any, less any applicable Premium Taxes, to purchase the monthly income payments according to the Annuity Option elected. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no Market Value Adjustment will be applied in the determination of the monthly income payments. No surrender charge will be applied upon annuitization.

             In no event will the annuity benefit, at the time of its commencement, be less than that which would be provided by applying the greater of the Net Surrender Value or 95 percent of what the Net Surrender Value would be with no surrender charge, to purchase a single premium immediate annuity contract offered by the Company at that time to the same class of annuitants.

             ELECTION OF ANNUITY OPTIONS

SETTLEMENT
PROVISIONS   The Contract Owner may elect any of the Annuity Options described
(CONTINUED)  below or any other Annuity Option being offered by the Company at the time of Annuitization. In the absence of such election, the second option providing a life annuity with 120 monthly payments certain will apply.

             Election of any of these options must be made In Writing to the Company at least 30 days prior to the date such election is to become effective.

             DATE OF PAYMENT

             The first payment under any option shall be made on the tenth day of the month following the Annuity Commencement Date. Subsequent payments shall be made on the tenth day of each month in accordance with the manner of payment selected.

             The Contract Owner, or in the event the Contract Owner has not done so, the Beneficiary after the death of the Annuitant, may elect, in lieu of payment in one sum, any amount or part thereof due by the Company under this contract to the Beneficiary will be applied under any of the options described below. Such election must be made within one year after the death of the Annuitant by written notice to the offices of the Company.

             DEATH OF ANNUITANT

             In the event of the death of the Annuitant while receiving annuity payments, the present values of the current dollar amount on the date of death of any remaining guaranteed number of payments, or any then remaining balance of proceeds under the Fifth Option will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by the Company. However, if the Contract Owner was also the Annuitant, any method of distribution must provide that any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the Contract Owner's death. Calculations of such present value of the guaranteed payments remaining will be based on the interest rate that is used by the Company to determine the amount of each certain payment.

             ANNUITY OPTIONS

             FIRST OPTION -- Life Annuity -- An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

             SECOND OPTION -- Life Annuity -- with 120, 180, or 240 Monthly Payments Certain - An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

             THIRD OPTION -- Cash Refund Life Annuity -- An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant the beneficiary will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the Account Value applied on the Annuity Commencement Date under this option; and (b) is the dollar amount of annuity payments already paid.


Form HL-12519 Printed in U.S.A

SETTLEMENT
PROVISIONS
(CONTINUED)  FOURTH OPTION -- Joint and Last Survivor Life Annuity -- An annuity payable monthly during the joint lifetime of the Annuitant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

             FIFTH OPTION -- Payments for a designated Period -- An amount payable monthly for the number of years selected which may be from 5 to 30 years.

ANNUITY
TABLES The attached tables show the dollar amount of the monthly payments for each $1,000 applied under the five options. Under the First, Second, or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

             MINIMUM PAYMENT

             The option elected must result in a payment of at least $20.00. If at any time payments are less than $20.00, the Company has the right to change the frequency to an interval resulting in a payment of at least $20.00. If any amount due is less than $20.00 per year, the Company may make other arrangements that are equitable to the Annuitant.

             DESCRIPTION OF TABLES

             The tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality table with ages set back one year and a net investment rate of 4% per annum. The Table for the Fifth Option is based on a net investment rate of 4% per annum.


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